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                                                                    EXHIBIT 99.1

[AMERICAN HOMEPATIENT LOGO]

                                                                    NEWS RELEASE

Contacts:    Joseph F. Furlong         or            Marilyn O'Hara
             President and CEO                       Executive VP and CFO
             (615) 221-8884                          (615) 221-8884
                                                     PRIMARY CONTACT


        FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
                     THE FIRST QUARTER ENDED MARCH 31, 2004

BRENTWOOD, Tenn. (May 4, 2004) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $1.0 million and revenues of $84.8 million for the first quarter ended March 31, 2004.

The Company's revenues of $84.8 million for the first quarter of 2004 represent an increase of $2.3 million, or 2.8%, over the first quarter of 2003. The Company's growth in revenues in the first quarter of 2004 was all internally generated though its sales and marketing efforts. Revenue in the current quarter was reduced by approximately $1.9 million as a result of an approximate 15.8 % reduction in the Medicare reimbursement rates for inhalation drugs effective January 1, 2004. The sale of inhalation drugs comprised approximately 12% of the Company's total revenues for the first quarter of 2004.

The Company's net income of $1.0 million for the first quarter of 2004 compares to net income of $4.3 million for the first quarter of 2003. Net income for the first quarter of 2003 included approximately $0.9 million of reorganization items and excluded approximately $5.0 million in non-default interest expense that would have been incurred had the Company not sought bankruptcy protection.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as earnings before interest, taxes, depreciation and amortization. EBITDA for the first quarter of 2004 and for the first quarter of 2003 was $12.1 million and $10.0 million, respectively. For the first quarter of 2004, adjusted EBITDA

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(calculated as EBITDA before reorganization items and other income/expense) was
$12.0 million or 14.2% of revenues. For the first quarter of 2003, adjusted EBITDA was $11.0 million or 13.3% of revenues.

Overall, operating expenses decreased in the first quarter of 2004 compared to the first quarter of 2003 by approximately $0.2 million, primarily due to lower bad debt expense for 2004. As a percent of revenues, bad debt expense declined from 3.8% in 2003 to 3.3% in 2004. The reduction in bad debt expense primarily is the result of continued operational improvements and processing efficiencies at the Company's billing centers.

REIMBURSEMENT CHANGES

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act") was signed into law. Several provisions in the Act, as described below, will have a material adverse impact on the Company's future operating results and financial condition.

Effective January 1, 2004, the reimbursement rate for inhalation drugs used with a nebulizer was reduced from 95% of the average wholesale price to 80% of the average wholesale price. Effective January 1, 2005, the reimbursement rate for inhalation drugs is scheduled to be further reduced to the average manufacturers' selling price plus six percent (ASP + 6%). As this 2005 reimbursement rate will not cover the cost of providing inhalation drugs, management believes that the Company and other providers of inhalation drugs will exit the inhalation drug business, thereby creating difficulties for Medicare beneficiaries to obtain these drugs.

Also effective January 1, 2005, the reimbursement rates for 16 durable medical equipment and respiratory items will be reduced to the median Federal Employee Health Benefit Plan rates.

The Act also includes a freeze in reimbursement rates for certain durable medical equipment fixing reimbursement rates at those in effect on October 1, 2003, until the roll out of a national competitive bidding system scheduled to begin in 2007.

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In addition to the reimbursement changes contained in the Act, the executive branch of the federal government recently released the fiscal year 2005 budget for the Department of Health and Human Services that contained a provision to eliminate the Medicare capped rental program. If this provision of the budget is approved, the fourteenth and fifteenth month rental and semi-annual maintenance payments for certain durable medical equipment items rented to our patients would be eliminated.

Management is taking a number of steps in an effort to reduce the expected impact of these reimbursement reductions, including initiatives to grow revenues, improve productivity, and reduce costs. The Company also is undertaking a number of efforts, including lobbying lawmakers and regulators, aimed at addressing the Medicare patient drug availability issues created by the inhalation drug reimbursement reductions scheduled for January 1, 2005, with the hope of modifying the pricing changes for inhalation drugs. The magnitude of the adverse impact that these reimbursement reductions will have on the Company's future operating results and financial condition will depend upon the success of these efforts and there can be no assurance that these efforts will be successful.

American HomePatient, Inc. is one of the nation's largest home health care providers with 285 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's financial performance and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that

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adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------
                                                                                  2004            2003
                                                                              ----------       -----------
                                                                                       (UNAUDITED)

Revenues, net                                                                    $ 84,773       $ 82,507
Cost of sales and related services                                                 18,617         17,293
Cost of rentals and other revenues, including rental equipment depreciation         9,343          8,426
Operating expenses, including bad debt expense                                     47,059         47,236
General and administrative expenses                                                 4,289          4,546
Earnings from unconsolidated joint ventures                                        (1,052)        (1,230)
Depreciation, excluding rental equipment, and amortization                            833            925
Interest expense (income), net                                                      4,650            (72)
Other (income) expense, net                                                           (25)            94
                                                                                 --------       --------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES                 1,059          5,289

Reorganization items                                                                   --            852
                                                                                 --------       --------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                                          1,059          4,437

Provision for income taxes                                                            100            100
                                                                                 --------       --------

NET INCOME                                                                       $    959       $  4,337
                                                                                 ========       ========



Basic income per common share                                                    $   0.06       $   0.26
Diluted income per common share                                                  $   0.06       $   0.24


                                                                                 MARCH 31,    DECEMBER 31,
                                                                                   2004           2003
                                                                                 --------     ------------
                                                                                (UNAUDITED)
Cash and equivalents                                                             $  6,919       $  2,571
Restricted cash                                                                       650            400
Net patient receivables                                                            58,137         56,940
Other receivables                                                                   1,340          1,935
                                                                                 --------       --------
  Total receivables                                                                59,477         58,875
Other current assets                                                               18,102         20,606
                                                                                 --------       --------
  Total current assets                                                             85,148         82,452
Property and equipment, net                                                        57,891         56,831
Goodwill                                                                          121,834        121,834
Other assets                                                                       20,634         22,923
                                                                                 --------       --------
  TOTAL ASSETS                                                                   $285,507       $284,040
                                                                                 ========       ========

Accounts payable                                                                 $ 20,172       $ 17,518
Current portion of long-term debt and capital leases                               10,998         11,720
Other current liabilities                                                          32,045         33,097
                                                                                 --------       --------
  Total current liabilities                                                        63,215         62,335

Long-term debt and capital leases, less current portion                           251,194        251,194
                                                                                    3,882          4,262
                                                                                 --------       --------
  Total liabilities                                                               318,291        317,791

  Minority interest                                                                   506            498

  Total shareholders' deficit                                                     (33,290)       (34,249)
                                                                                 --------       --------
  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                    $285,507       $284,040
                                                                                 ========       ========

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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE B
RECONCILIATION OF GAAP FINANCIAL STATEMENTS TO NON-GAAP FINANCIAL MEASUREMENTS (Unaudited)
(In thousands)


                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------
                                                                                   2004           2003
                                                                                 --------       --------
Net cash provided by operating activities                                        $ 10,399       $  9,862
Adjustments to reconcile cash provided by operating activities to EBITDA:
  Equity in earnings of unconsolidated joint ventures                                 553            696
  Minority interest                                                                   (70)           (88)
  Changes in assets and liabilities                                                (4,054)          (678)
  Reorganization items paid, net of reorganization expense                            475            211
  Provision for income taxes                                                          100            100
  Interest expense (income), net                                                    4,650            (72)
                                                                                 --------       --------
Earnings before interest, taxes, depreciation, and amortization (EBITDA)         $ 12,053       $ 10,031

Add:

  Reorganization items                                                                 --            852

  Other (income) expense, net                                                         (25)            94
                                                                                 --------       --------
Adjusted EBITDA (EBITDA before reorganization items
  and other (income) expense, net)                                               $ 12,028       $ 10,977
                                                                                 ========       ========